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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                                event reported):
                                December 11, 2000

                             INTERWORLD CORPORATION
                             ----------------------
        (Exact Name of Registration business as Specified in Its Charter)



        Delaware                  000-26925                   13-3818716
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(State or other Jurisdiction     (Commission                (I.R.S. Employer
     of incorporation)           File Number)            Identification Number)



                          395 Hudson Street, 6th Floor,
                             New York, NY 10014-3669
                             -----------------------
          (Address, including zip code, of Principal Executive Offices)



                                 (212) 301-2500
                                 --------------
               (Registrant's telephone number including area code)


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Item 5.  Other Events.

On December 4, 2000, the Compensation Committee of the Board of Directors of InterWorld Corporation ("InterWorld"), pursuant to authority granted to it under the InterWorld Corporation 2000 Equity Incentive Plan, approved an stock option repricing program under which all current employees and directors who held outstanding options to purchase InterWorld common stock at prices above the December 4, 2000 market closing price of $1.00 will have the opportunity to change the exercise price on a "value-for-value repricing" basis to the market closing price of December 4, 2000. Under the value-for-value repricing, employees must exchange their original options to receive a certain number of repriced options. The ratio of repriced options to original options shall be calculated using a proportional scale, whereby the greater the difference in price between the repriced and original options, the fewer repriced options one will receive. InterWorld expects to replace approximately 4,200,000 outstanding options with approximately 3,200,000 repriced options. The repriced stock options will be on the same terms as the original options, except that the exercise price of the repriced options will be $1.00.

In view of the intensely competitive environment for obtaining and retaining qualified employees in the technology sector and the benefits to shareholders from having highly motivated employees, the repricing is being implemented in order to retain and motivate valued employees. The repricing reflects a determination that the continued services to InterWorld of the participants in the option repricing program, constitutes appropriate consideration for the option repricing program.

In March 2000, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 44 "Accounting for Certain Transactions involving Stock Compensation and Interpretation of APB No. 25". Among other issues, this interpretation clarifies the accounting consequence of various modifications to the terms of a previously fixed stock option or award. If the exercise price of an option award is reduced, the award shall be accounted for as variable from the date of the modification to the date the award is exercised, forfeited or expires unexercised. The interpretation requires a charge to operations for the difference between the quoted market value of InterWorld's common stock at the end of each reporting period and the option price of unexercised, outstanding stock options. The interpretation is effective July 1, 2000 but covers events that occur after December 15, 1998. Thus, compensation expense may be recorded in the future as a result of this repricing.


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       INTERWORLD CORPORATION

Date: December 11, 2000                By:   /s/ Michael Donahue
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                                           Name: Michael Donahue
                                           Title: Chairman, President and Chief
                                                  Executive Officer